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                                                                   EXHIBIT 23.1


Consent of Moret Ernst & Young Accountants, Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Aurum Software, Inc. Amended 1995 Stock Option Plan of our report dated January 24, 1997, with respect to the consolidated financial statements of Baan Company N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                            /s/ MORET ERNST & YOUNG ACCOUNTANTS
                                            -----------------------------------
                                            Moret Ernst & Young Accountants

Utrecht, The Netherlands
August 26, 1997